UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

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RADIAL ENERGY INC.
(Exact name of registrant as specified in its charter)
_______________________

Nevada	333-113726	72-1580091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
_______________________

1200 Smith Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 353-4963
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

This Form 8-K/A amends and restates the disclosure in our Form 8-K filed with the Securities and Exchange Commission on May 31, 2007 as set forth below.

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2007, we entered into a Note Purchase Agreement with Coach Capital LLC, which agreement provides for the sale of secured convertible promissory notes to Coach Capital for an aggregate purchase price of $1,400,000. On the same date, the first secured convertible promissory note in the principal amount of $1,200,000 (the “$1.2M Note”) was issued to Coach Capital reflecting that portion of the aggregate purchase price. The Note Purchase Agreement, when executed, amended and restated in full that certain Loan Agreement we previously entered into with Coach Capital (the “Prior Loan Agreement”), as previously disclosed in our Form 8-K filed with the SEC on May 31, 2007. Upon the issuance of the $1.2M Note, the two promissory notes we previously issued to Coach Capital pursuant to the Prior Loan Agreement were cancelled in exchange for the $1.2M Note. We will issue to Coach Capital a secured convertible promissory note for $200,000 (the “$200K Note”) upon funding of the remaining $200,000 of the aggregate purchase price.

The $1.2M Note is payable upon demand by Coach Capital at any time on or after we close a financing in which we raise at least $6 million. We may prepay the loan at any time without penalty. The note will be subject to a 2% interest to be accrued and payable on a monthly basis. In addition, Coach Capital will have the option to convert the outstanding principal under the loan into shares of our common stock at the lower of $1.0536 per share or the price equal to 90% of the lowest daily volume weighted average price during the 15 trading days immediately preceding the conversion date. We agreed to pay Coach Capital consecutive monthly payments of $42,500 toward the outstanding principal for the first 27 months commencing September 2007 and the remaining balance on the 28th month. In the event that we are in default of the payment schedule for the outstanding principal, a default fee equal to 1.0% of the then outstanding principal balance will be accrued to the outstanding principal amount, which fee will accrue monthly until the default is cured. The $200K Note, when issued, will have substantially the same terms as the $1.2M Note, except that the payment schedule and amount will be different due to the different principal amount. We also granted Coach Capital piggy-back registration rights for the shares to be issued upon conversion of the notes. The notes are secured by all of our interest in the Huaya Anticline Project, located in Block 100, Peru.

In restructuring our loan transaction with Coach Capital, we also agreed to pay a commitment and restructuring fee of $210,000, which is payable in monthly payments of $7,500 commencing September 2007. In addition, as part of the restructuring, we and Coventry Capital LLC terminated that Purchase Agreement dated May 24, 2007, which was previously disclosed in our Form 8-K filed with the SEC on May 31, 2007, so that that Purchase Agreement is null and void effective June 11, 2007.

The Note Purchase Agreement is attached to this report as Exhibit 10.1, the $1.2M Note is attached to this report as Exhibit 10.2, and the Termination Agreement is attached to this report as Exhibit 10.3, and all are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above regarding the issuance of the convertible notes is incorporated herein by reference. The issuance of the convertible notes is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Note Purchase Agreement by and between the Registrant and Coach Capital LLC dated June 11, 2007.

Exhibit 10.2	Secured Convertible Promissory Note in the Principal Amount of $1,200,000 Issued to Coach Capital LLC dated June 11, 2007.

Exhibit 10.3	Termination Agreement by and between the Registrant and Coventry Capital LLC dated June 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAL ENERGY, INC.

Dated: June 15, 2007	By:	/s/ G. Leigh Lyons
G. Leigh Lyons, President, Chief Executive Officer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement by and between the Registrant and Coach Capital LLC dated June 11, 2007.
10.2	Secured Convertible Promissory Note in the Principal Amount of $1,200,000 Issued to Coach Capital LLC dated June 11, 2007.
10.3	Termination Agreement by and between the Registrant and Coventry Capital LLC dated June 11, 2007.